EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated May 26, 2006, relating to the consolidated financial statements of The Singing Machine Company, Inc. (the Company), as of March 31, 2006 and for the years ended March 31, 2006 and 2005 appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 2006, filed with the Securities and Exchange Commission and to all references to our firm included in this Registration Statement.

Fort Lauderdale, Florida
October 23, 2006